Exhibit 99.1









                    [Logo] First Bell Bancorp, Inc.
                    300 delaware avenue, suite 1704 wilmington, delaware 19801



NEWS
RELEASE

FOR IMMEDIATE RELEASE

CONTACT:  ALBERT H. ECKERT, II
          PRESIDENT AND CEO
          PHONE: (412) 734-2700


                    FIRST BELL BANCORP, INC.
              STOCKHOLDERS APPROVE MERGER AGREEMENT

Bellevue, Pennsylvania, June 3, 2003 - First Bell Bancorp, Inc. (NASDAQ - "FBBC"), announced today that its stockholders had approved the proposed merger agreement between First Bell Bancorp, Inc. and Northwest Bancorp, Inc. at its annual meeting of stockholders held on June 2, 2003. The vote in favor of the merger agreement was 66.7 percent of the outstanding shares entitled to vote as of the record date.

Also, at the meeting, stockholders elected Albert H. Eckert, II, William S. McMinn and Jack W. Schweiger as directors of First Bell Bancorp, Inc. and ratified the appointment of S.R. Snodgrass A.C. as First Bell Bancorp's independent auditors for 2003.

First Bell Bancorp, Inc. is the holding company of Bell Federal Savings and Loan Association of Bellevue, which operates 7 full service offices in the greater Pittsburgh metropolitan area. Additional information on First Bell Bancorp, Inc. can be found on the world wide web at www.bellfederalsavings.com.